UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 1, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36151	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On January 1, 2015, a “Failure Purchase Eligibility Date” (as defined in the CVR Agreement) occurred under the Company’s Contingent Value Rights Agreement (the “CVR Agreement”), dated October 24, 2013, with American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), and the Company elected to consummate a “Failure Purchase” (as defined in the CVR Agreement) of all CVRs pursuant to Section 10.5 of the CVR Agreement.  On January 2, 2015, a “Failure Purchase Notice” (as defined in the CVR Agreement) is being mailed to each registered holder of a CVR.  The Failure Purchase Notice contains the following information:

•                  Failure Purchase Date:  February 2, 2015

•                  Failure Purchase Price:  $0.059225 per CVR

•                  Name and Address of the Paying Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

•                  CVRs must be surrendered to the Paying Agent to collect the Failure Purchase Price, unless they are held in book-entry form, in which case no action is required by the holder

•                  Unless Parent fails to make payment of the Failure Purchase Price, all right, title and interest in and to the CVRs and any CVR Payment or any other amounts due under the CVR Agreement, if any, on CVRs called for Failure Purchase ceases to accrue on and after the Failure Purchase Date

•                  The Failure Purchase shall occur pursuant to Section 10 of the CVR Agreement

•                  No representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the CVRs

The Failure Purchase Notice is filed herewith as Exhibit 99.1, and its contents are incorporated herein by reference in their entirety.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Failure Purchase Notice, dated January 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Executive Vice President, Chief Legal and Administrative Officer

Date: January 2, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Failure Purchase Notice, dated January 2, 2015